                                                                 Exhibit 10(hh)


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                      OPERATION AND MAINTENANCE AGREEMENT


                            Dated as of June 3, 1998


                                 By and between


                                 CRYSTECH, LLC


                                      and


                         AMERICAN CRYSTAL SUGAR COMPANY


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

                                  TABLE OF CONTENTS

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                                     SECTION 1

                          DEFINITIONS AND INTERPRETATION

     Section 1.1    Definitions. . . . . . . . . . . . . . . . . . . . . . . .    -1-
     Section 1.2    Interpretation . . . . . . . . . . . . . . . . . . . . . .    -7-
     Section 1.3    Technical Meanings . . . . . . . . . . . . . . . . . . . .    -8-
     Section 1.4    Headings . . . . . . . . . . . . . . . . . . . . . . . . .    -8-
     Section 1.5    Interpretation . . . . . . . . . . . . . . . . . . . . . .    -8-

                                     SECTION 2

                              OWNER FURNISHED ITEMS

     Section 2.1    General. . . . . . . . . . . . . . . . . . . . . . . . . .    -8-
     Section 2.2    Information. . . . . . . . . . . . . . . . . . . . . . . .    -8-
     Section 2.3    Care, Custody and Operational Control. . . . . . . . . . .    -9-
     Section 2.4    Contractor-Supplied Items. . . . . . . . . . . . . . . . .    -9-
     Section 2.5    Overhaul of Major Equipment and Capital Improvements . . .    -9-

                                     SECTION 3

                           RESPONSIBILITIES OF OPERATOR

     Section 3.1    Scope of Services. . . . . . . . . . . . . . . . . . . . .    -9-
     Section 3.2    Standards for Performance of the Services. . . . . . . . .   -10-
     Section 3.3    Personnel Standards. . . . . . . . . . . . . . . . . . . .   -11-
     Section 3.4    Billing and Payment of Invoices. . . . . . . . . . . . . .   -11-
     Section 3.5    Facility Agreements. . . . . . . . . . . . . . . . . . . .   -11-
     Section 3.6    Approvals and Permits. . . . . . . . . . . . . . . . . . .   -12-
     Section 3.7    Operating Data and Records.  . . . . . . . . . . . . . . .   -12-
     Section 3.8    No Liens or Encumbrances . . . . . . . . . . . . . . . . .   -12-
     Section 3.9    No Action. . . . . . . . . . . . . . . . . . . . . . . . .   -12-
     Section 3.10   Emergency Action . . . . . . . . . . . . . . . . . . . . .   -12-
     Section 3.11   Access . . . . . . . . . . . . . . . . . . . . . . . . . .   -13-
     Section 3.12   Relationship between Owner and Operator. . . . . . . . . .   -13-

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                                     SECTION 4

                         LIMITATIONS ON AUTHORITY OF OPERATOR

     Section 4.1    General Limitations. . . . . . . . . . . . . . . . . . . .   -13-
     Section 4.2    Execution of Documents . . . . . . . . . . . . . . . . . .   -14-

                                     SECTION 5

                          PROCEDURES, PLANS AND REPORTING

     Section 5.1    Plant Manager. . . . . . . . . . . . . . . . . . . . . . .   -14-
     Section 5.2    Annual Operating Plan and Budget . . . . . . . . . . . . .   -15-

                                     SECTION 6

                              COMPENSATION AND PAYMENT

     Section 6.1    Compensation . . . . . . . . . . . . . . . . . . . . . . .   -16-
     Section 6.2    Reimbursable Costs . . . . . . . . . . . . . . . . . . . .   -17-

                                     SECTION 7

                                       TERM

     Section 7.1    Term . . . . . . . . . . . . . . . . . . . . . . . . . . .   -18-
     Section 7.2    Termination by Owner . . . . . . . . . . . . . . . . . . .   -18-
     Section 7.3    Termination by Operator. . . . . . . . . . . . . . . . . .   -18-
     Section 7.4    Facility Condition at End of Term. . . . . . . . . . . . .   -18-

                                     SECTION 8

                                     INSURANCE

     Section 8.1    General. . . . . . . . . . . . . . . . . . . . . . . . . .   -19-
     Section 8.2    Operator Insurance . . . . . . . . . . . . . . . . . . . .   -19-
     Section 8.3    Certificates; Proof of Loss. . . . . . . . . . . . . . . .   -19-
     Section 8.4    Deductibles. . . . . . . . . . . . . . . . . . . . . . . .   -19-

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
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                                     SECTION 9

                                  INDEMNIFICATION

     Section 9.1    By Operator. . . . . . . . . . . . . . . . . . . . . . . .   -20-
     Section 9.2    By Owner . . . . . . . . . . . . . . . . . . . . . . . . .   -20-
     Section 9.3    Cooperation Regarding Claims . . . . . . . . . . . . . . .   -21-

                                     SECTION 10

                             LIABILITIES OF THE PARTIES

     Section 10.1   Limitations of Liability . . . . . . . . . . . . . . . . .   -21-
     Section 10.2   Environmental Liability. . . . . . . . . . . . . . . . . .   -22-
     Section 10.3   Limitation of Owner's Liability. . . . . . . . . . . . . .   -22-
     Section 10.4   Limitation of Operator's Liability . . . . . . . . . . . .   -22-

                                     SECTION 11

                             TITLE, DOCUMENTS AND DATA

     Section 11.1   Materials and Equipment. . . . . . . . . . . . . . . . . .   -22-
     Section 11.2   Proprietary Information. . . . . . . . . . . . . . . . . .   -23-
     Section 11.3   Review by Owner. . . . . . . . . . . . . . . . . . . . . .   -23-

                                     SECTION 12

                            REPRESENTATIONS AND WARRANTIES

     Section 12.1   Operator Representations and Warranties. . . . . . . . . .   -23-
     Section 12.2   Owner Representations and Warranties . . . . . . . . . . .   -24-

                                     SECTION 13

                                   FORCE MAJEURE

     Section 13.1   Excused Performance. . . . . . . . . . . . . . . . . . . .   -25-
     Section 13.2   Notice of Force Majeure. . . . . . . . . . . . . . . . . .   -25-
     Section 13.3   Scope. . . . . . . . . . . . . . . . . . . . . . . . . . .   -26-
     Section 13.4   Strikes. . . . . . . . . . . . . . . . . . . . . . . . . .   -26-

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
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                                     SECTION 14

                              CONFIDENTIAL INFORMATION

     Section 14.1   Non-disclosure . . . . . . . . . . . . . . . . . . . . . .   -26-
     Section 14.2   Disclosure to Government Agency. . . . . . . . . . . . . .   -26-

                                     SECTION 15

                               MISCELLANEOUS PROVISIONS

     Section 15.1   Assignment . . . . . . . . . . . . . . . . . . . . . . . .   -26-
     Section 15.2   Entire Agreement and Amendments. . . . . . . . . . . . . .   -27-
     Section 15.3   Survival . . . . . . . . . . . . . . . . . . . . . . . . .   -27-
     Section 15.4   Severability . . . . . . . . . . . . . . . . . . . . . . .   -27-
     Section 15.5   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . .   -27-
     Section 15.6   Notices. . . . . . . . . . . . . . . . . . . . . . . . . .   -27-
     Section 15.7   Governing Law. . . . . . . . . . . . . . . . . . . . . . .   -28-
     Section 15.8   Further Assurances . . . . . . . . . . . . . . . . . . . .   -28-
     Section 15.9   Set-Off. . . . . . . . . . . . . . . . . . . . . . . . . .   -28-
     Section 15.10  Cooperation in Financing.. . . . . . . . . . . . . . . . .   -28-
     Section 15.11  No Third Person Rights . . . . . . . . . . . . . . . . . .   -28-
     Section 15.12  Dollars. . . . . . . . . . . . . . . . . . . . . . . . . .   -28-
     Section 15.13  Counterparts . . . . . . . . . . . . . . . . . . . . . . .   -29-

                     OPERATION AND MAINTENANCE AGREEMENT


    This OPERATION AND MAINTENANCE AGREEMENT (this "AGREEMENT") is made as of June __, 1998 between CRYSTECH, LLC, a Delaware limited liability company ("OWNER") and American Crystal Sugar Company, a Minnesota cooperative corporation (in its capacity as operator of the Facility referred to herein, "OPERATOR").

                                 RECITALS

          WHEREAS, Owner has been formed to develop, finance, construct, own, operate and maintain a molasses desugarization facility and certain related assets (the "Facility", as further defined herein) to be constructed pursuant to the Construction Contract (as defined herein);

          WHEREAS, Operator is experienced in the construction management, operation and maintenance and management of food processing facilities such as the Facility, and desires to provide construction management, operation and maintenance services for the Facility on the terms and conditions set forth herein; and

          WHEREAS, Owner desires to retain the services of Operator to supervise and manage the construction of the Facility and for the operation and maintenance of all aspects of the Facility, and Operator is willing to perform the services upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants, undertakings and conditions set forth below, the Parties agree as follows:

                                 SECTION 1

                       DEFINITIONS AND INTERPRETATION

          SECTION 1.1 DEFINITIONS. Except as otherwise expressly provided or unless the context otherwise requires, the terms set forth below where used in this Agreement (including the Recitals) have the following meanings:

          "ACS" shall mean American Crystal Sugar Company, a cooperative corporation organized and existing under the laws of the State of Minnesota.

          "AFFILIATE" means, with respect to any Person (i) any director, officer or employee of such Person or (ii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such designated Person. For the purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, PROVIDED that, in any event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

          "AGREEMENT" means this Operation and Maintenance Agreement between Owner and Operator, as the same may be modified or amended from time to time in accordance with the provisions hereof.

          "ANNUAL BUDGET" has the meaning given to such term in Section 5.2.2.

          "ANNUAL OPERATING PLAN" has the meaning given to such term in
Section 5.2.2.

          "BUSINESS DAY" means any day other than a day on which commercial banks are authorized or required to close in Minneapolis, Minnesota.

          "CCC TIME" has the meaning given to such term in Section 2.3.

          "CONSTRUCTION CONTRACT" means the Engineering, Procurement and Construction Contract between Owner and the Contractor, dated as of May 28, 1998.

          "CONTRACTOR" means Process Systems Incorporated Construction
Company.

          "DOLLAR" or "$" means the lawful currency of the United States of America.

          "EFFECTIVE DATE" means the date of execution of this Agreement.

          "ENVIRONMENTAL CLAIM" means any oral or written notice, claim or demand (collectively, a "CLAIM") by any Person alleging or asserting liability for investigatory costs, cleanup costs, legal costs, governmental response costs, damages to natural resources or other property, personal injuries, fines or penalties related to (i) the presence, or release into the environment, of any Hazardous Material at any location, whether or not owned by the Person against whom such claim is made, or (ii) any violation of, or alleged violation of, or liability arising under any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Person or Governmental Body for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief under any Environmental Law.

          "EVENT OF DEFAULT" shall have the meaning assigned to such term in the Note Purchase Agreement.

          "ENVIRONMENTAL LAW" means any Law relating to the environment, health or safety.

          "EQUIPMENT LEASE (HILLSBORO)" means that certain Equipment Lease dated as of June ___, 1998, by and between Operator and Owner pursuant to which Owner will lease to Operator certain of its rights and interest with respect to that portion of the Desugarization Assets located in Hillsboro, North Dakota.

          "EQUIPMENT LEASE (MOORHEAD)" means that certain Equipment Lease dated as of June___, 1998, by and between Operator and Owner pursuant to which Owner will lease to Operator certain of its rights and interest with respect to that portion of the Desugarization Assets located in Moorhead, Minnesota.

          "EQUIPMENT LEASES" means the Equipment Lease (Hillsboro) and the Equipment Lease (Moorhead).

          "FACILITY" means collectively, the MDS Facility, the Sugar-End Upgrade, the Thin Juice Softening Facility and the Receiving Storage and Shipping Facility, as those terms are defined in the Construction Contract.

          "FACILITY AGREEMENTS" means this Agreement, the Construction Contract, the Tolling Agreement, the Leases, the License and Easement Agreements, the Note Purchase Agreement (and each Financing Agreement defined therein), the LLC Agreement, the Equipment Leases, and any other agreement reasonably designated by Owner as a Facility Agreement, and includes all exhibits, schedules and attachments to each such agreement.

          "FACILITY SITE" means the real property devised to Owner under the Ground Lease.

          "FEEDSTOCK" shall have the meaning assigned to such term in the Tolling Agreement.

          "FINAL PERFORMANCE ACCEPTANCE" has the meaning given to such term in the Construction Contract.

          "FORCE MAJEURE" means any act, event or condition that causes delay in or failure of performance of obligations under this Agreement, if such act, event or condition (i) is beyond the reasonable control of the Party relying thereon, (ii) is not the result of any acts, omissions or delays of such Party (or any third Person over whom such Party has control including, without limitation, any subcontractor), (iii) is not an act, event or condition, the risks or consequences of which such Party has expressly agreed to assume hereunder and (iv) then only to the extent the same cannot be cured, remedied, avoided, offset, negotiated or otherwise overcome by the prompt exercise of due diligence of the Party relying thereon (or any third Person over whom such Party has control including, without limitation, any subcontractor). Force Majeure shall include the following (if the requirements described in clauses (i) through (iv) of the above sentence are satisfied): hurricane, fire, tornado, landslide, earthquakes, acts of the public enemy, war, insurrection, riot or civil disturbance, unlawful strikes or labor stoppages excluding those involving the Operator or its employees, an unreasonable delay or unreasonable failure to obtain any authorization or approval from any Government Agency provided that the taking of the requested action by the Government Agency is legal, customary and within the Government Agency's jurisdiction, proper and timely application was made therefor, taking into account all facts and circumstances after due investigation into the time required for such requested action, payment of all necessary fees and charges was made and diligent and continuous pursuant of the application has been made, all in light of the schedule for completion and the effect of delays thereon and recognizing that Owner has represented that it will suffer damages in the event of late completion. Notwithstanding the foregoing, Force Majeure shall not include (i) the climate for the geographic area of the Facility, (ii) the occurrence of any manpower or equipment shortages or (iii) any delay, default or failure (direct or indirect) in obtaining any equipment, performing any of the Services or any other delay, default or failure (financial or otherwise) of a subcontractor, vendor or supplier except if, such delay, default or failure results from any act, event or condition which would, with respect to such subcontractor, supplier or vendor, as the case may be, constitute an event of Force Majeure if such supplier, subcontractor or vendor were a Party to this Agreement.

          "GOVERNMENT AGENCY" means any federal, state, local or municipal government, governmental department, commission, board, bureau, agency, instrumentality, judicial or administrative body.

          "HAZARDOUS MATERIALS" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBS"); (b) any chemicals, materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words of similar import, under any Environmental Law or in any regulations thereto; and (c) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Government Agency.

          "INDEMNIFIED PARTY" has the meaning given to such term in Section
9.3.

          "LAW" means any act, statute, law, regulation or order, decree, judgment, license, approval or authorization of any federal, state or local government, any governmental body, agency or authority (including without limitation, any taxing authority or any other entity exercising executive, legislative, judicial, regulatory or administrative functions pertaining to government), as in effect from time to time applicable to the Facility and the operation thereof.

          "LEASE AGREEMENT (HILLSBORO)" means that certain Lease and Fixtures Agreement dated as of June ___, 1998, by and between Operator and Owner and covering certain real property of Operator, and certain designated space within existing buildings situated thereon, at Operator's sugarbeet processing facility in Hillsboro, North Dakota.

          "LEASE AGREEMENT (MOORHEAD)" means that certain Lease and Fixtures Agreement dated as of June___, 1998, by and between Operator and Owner and covering certain designated space within existing buildings situated upon real property of Operator at its sugarbeet processing facility in Moorhead, Minnesota (the "Lease Agreement (Moorhead").

          "LEASES" means Lease Agreement (Hillsboro) and the Lease Agreement (Moorhead).

          "LENDER" means each Person providing financing to Owner through the purchase or holding of a Note issued by Owner under the Note Purchase Agreement and any trustee or agent acting on any such Person's behalf.

          "LICENSE AND EASEMENT AGREEMENT (HILLSBORO, NORTH DAKOTA)" means that certain License and Easement Agreement dated as of June ___, 1998, by and between Operator and Owner and granting Owner certain easements and rights over and across certain designated space within existing buildings situated on certain real property of Operator at Operator's sugarbeet processing facility in Hillsboro, North Dakota.

          "LICENSE AND EASEMENT AGREEMENT (MOORHEAD, MINNESOTA)" means that certain License and Easement Agreement dated as of May ___, 1998, by and between Operator and Owner and granting Owner certain easements and rights over and across certain portions of real property of Operator at Operator's sugarbeet processing facility in Moorhead, Minnesota.

          "LICENSE AND EASEMENT AGREEMENTS" means the License and Easement Agreement (Hillsboro, North Dakota) and the License and Easement Agreement (Moorhead, Minnesota).

          "LLC AGREEMENT" means the limited liability agreement of Owner, dated as of May 28, 1998.

          "MAJOR EQUIPMENT" means the chromatographic separation column used in the MDS Facility described in the Construction Contract.

          "MAJOR MAINTENANCE" has the meaning given to such term in Section
2.6.

          "MDS FACILITY" has the meaning given to such term in the Construction Contract.

          "MECHANICAL COMPLETION" has the meaning given to such term in the Construction Contract.

          "NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement, dated as of the date hereof, between Owner and Crystech Senior Lender Trust.

          "OPERATING YEAR" means the 12 month period beginning on September 1 following the CCC Time and each successive 12 month period beginning on the consecutive anniversary dates thereof.

          "OPERATOR INDEMNIFIED PARTY" means Operator and its shareholders, officers, directors, employees, agents, representatives and Affiliates.

          "OWNER INDEMNIFIED PARTY" means Owner, Lender and their respective shareholders, partners, officers, directors, employees, agents, representatives and Affiliates (other than, in the case of Owner, ACS).

          "OWNER ACCEPTANCE" has the meaning given to such term in the Construction Contract.

          "PARTY" means either Operator or Owner and "PARTIES" means both Operator and Owner.

          "PERSON" means any individual, partnership, corporation, association, business, trust, Government Agency or other entity.

          "PLANT MANAGER" has the meaning given to such term in Section 5.1.

          "PREOPERATIONAL PHASE-IN SERVICES" has the meaning given to such term in Section 3.1.1.

          "PRUDENT OPERATING AND MAINTENANCE PRACTICES" means generally accepted and sound industry practices, methods and acts applicable to similar food processing facilities situated in the United States and which at a particular time, in the exercise of reasonable judgment and in light of facts known or that should have been known, would have been expected to accomplish the desired results and goals established in the Annual Operating Plan, including such goals as efficiency, reliability, economy and profitability, in a manner consistent with law, regulation, safety, and environmental protection. With respect to the Facility, Prudent Operating and Maintenance Practices include such things as taking reasonable actions to provide:

          (i) Adequate materials, resources and supplies, including fuel, are available to meet the Facility's needs under normal conditions and reasonably anticipated abnormal conditions;

          (ii) A sufficient number of operating, maintenance and supervisory personnel are available and adequately experienced and trained to operate, maintain and supervise each part of the Facility properly, efficiently and within manufacturer's guidelines and specifications and are capable of responding to emergency conditions;

         (iii) The timely performance of preventive, routine, and non-routine maintenance and repairs on a basis that ensures long-term and safe operation and by knowledgeable and experienced personnel utilizing specified equipment, tools and procedures;

          (iv) Appropriate monitoring and testing are done periodically to check if equipment is functioning as designed and to provide assurance that equipment will function properly under both normal and emergency conditions; and

          (v) Equipment is operated in a safe manner and in a manner safe to workers, the general public and the environment.

          "RECOVERY RATE" has the meaning given to such term in the Tolling Agreement.

          "REIMBURSABLE COSTS" has the meaning given to such term in Section
6.2.

          "SERVICES" has the meaning given to such term in Section 3.1.

          "TOLLING AGREEMENT" means the Tolling Services Agreement, dated as of the date hereof, between Owner and ACS.

          "WINDING-UP" means, with respect to any Person, the occurrence of any of the following: (a) such Person shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or administrator of itself or of all or a substantial part of its property, (ii) be generally unable to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors,
(iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the United States Bankruptcy Code, (vii) take any action under the laws of its jurisdiction of incorporation (or any other jurisdiction) analogous to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing; (b) a proceeding or case shall be commenced, without the application or consent of such Person in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator, administrator or the like of it or of all or any substantial part of its properties, or (iii) similar relief in respect of it, under any law providing for the relief of debtors and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 90 days; or an order for relief shall be entered in an involuntary case under the United States Bankruptcy Code against such person; or action under the laws of the jurisdiction of incorporation or organization of such Person analogous to any of the foregoing shall be taken with respect to such Person and shall continue unstayed and in effect for any period of 90 consecutive days; or (c) any event with respect to such Person occurs which, under the laws of any jurisdiction or any political subdivision of any jurisdiction, has an effect similar to any of the events referred to in subsection (a) or
(b) above.

          SECTION 1.2    INTERPRETATION.

          1.2.1 Except as otherwise specified in this Agreement or as the context otherwise requires, any reference in this Agreement to any agreement, contract or document shall mean such agreement, contract or document and all schedules, exhibits, attachments, appendices and annexes thereto, as amended, supplemented or modified and in effect from time to time. Unless otherwise stated, any reference in this Agreement to any Person shall include its permitted successors and assigns and, in the case of any Government Agency, any Person succeeding to its functions and capacities. In addition, any term defined or used herein in the singular will be deemed to have the same meanings when used in the plural and VICE VERSA. Any reference in this Agreement to any Section or Appendix means and refers to the Section contained in or Appendix attached to this Agreement.

          1.2.2 A reference to a specific time for the performance of an obligation is a reference to that time in the place where that obligation is to be performed.

          1.2.3 If any payment, act, matter or thing hereunder would occur on a day that is not a Business Day, then such payment, act, matter or thing will, unless otherwise expressly provided for herein, occur on the last prior Business Day.

          SECTION 1.3 TECHNICAL MEANINGS. Words not otherwise defined herein that have well-known and generally accepted technical or trade meanings are used herein in accordance with such recognized meanings.

          SECTION 1.4 HEADINGS. Headings are for reference only and do not form part of this Agreement.

          SECTION 1.5 INTERPRETATION. The provisions of this Agreement shall be wherever possible construed as complementary rather than conflicting.

                                 SECTION 2

                           OWNER FURNISHED ITEMS

          SECTION 2.1 GENERAL. Owner shall furnish to Operator, at Owner's expense, the information, services, materials and other items described in this Section 2. All such items shall be made available at such times and in such manner as may be reasonably required for the expeditious and orderly performance of the Services.

          SECTION 2.2 INFORMATION. Owner shall provide copies of the Facility Agreements promptly after execution thereof, as well as technical, operational and other Facility information reasonably available to Owner which are necessary for the Operator's performance of the Services. Subject to the standards of performance set forth in Section 3.2, Operator shall be entitled to rely upon such information in the performance of its obligations hereunder. In the event a Facility Agreement is amended, modified or supplemented or entered into after the Effective Date, the term "Facility Agreement" (and the reference to any individual such agreement) shall refer to the applicable agreement as so amended, modified or supplemented, or to the new Facility Agreement, as the case may be.

          SECTION 2.3 CARE, CUSTODY AND OPERATIONAL CONTROL. From time to time, Operator, as manager of the construction of the Facility, shall keep Owner and Lender and Lender's technical advisor apprised of the progress related thereto. At such time as Owner assumes care, custody and operational control of the Facility pursuant to the Construction Contract, Owner shall transfer, or cause to be transferred, care, custody and operational control of the Facility to Operator, with the time of such transfer to Operator being referred to herein as the "CCC Time."

          SECTION 2.4 CONTRACTOR-SUPPLIED ITEMS. Under the Construction Contract, Contractor has agreed to furnish to Owner certain information and to provide certain services in connection with the operation of the Facility. Owner agrees to make available to Operator such information (which shall be maintained in confidence by Operator) and services, including two copies of all facility manuals that Contractor provides to Owner under the Construction Contract. At all times prior to the CCC Time, such facility manuals shall be under the care and custody of Contractor, provided that Operator shall have access to such manuals as necessary to perform the Services. At all times after the CCC Time, the facility manuals shall be under the care and custody of Operator, provided that Contractor shall have access to such manuals as necessary to perform its obligations under the Construction Contract. Owner shall have access at all times to facility manuals in the possession of Operator.

          SECTION 2.5 OVERHAUL OF MAJOR EQUIPMENT AND CAPITAL IMPROVEMENTS. The performance and cost of all Major Equipment overhauls, capital improvements and replacements (collectively, "MAJOR MAINTENANCE") shall be the responsibility of Owner; PROVIDED, HOWEVER, that (i) Operator will immediately notify Owner in writing of any such Major Maintenance known by Operator to be necessary or desirable and make written recommendations and assist Owner in contracting and monitoring any contracts for the completion of such Major Maintenance, and (ii) Operator may specify the scheduling of any Major Maintenance so long as it is prudent to do so AND funding for such Major Maintenance is provided for in the Tolling Agreement or the LLC Agreement.

                                 SECTION 3

                        RESPONSIBILITIES OF OPERATOR

          SECTION 3.1 SCOPE OF SERVICES. From and after the Effective Date, Operator will operate and maintain all aspects of the Facility and perform certain other duties, including managing of the construction, start-up and testing (as applicable) of each part of the Facility, bookkeeping, accounting and bill paying, as hereinafter set forth (the "SERVICES"). Operator shall operate and maintain the Facility in a clean, safe, efficient and environmentally acceptable manner. Without limiting the generality of the foregoing, Operator's responsibilities shall include the following:

          3.1.1 PREOPERATIONAL PHASE-IN SERVICES. During the period prior to the CCC Time, Operator shall perform such Services (the
"Preoperational Phase-In Services") as Operator deems necessary or appropriate to operate and maintain the Facility (and each part thereof) in accordance with Prudent and Operating and Maintenance Practices during such period.

          3.1.2 OPERATIONAL PHASE SERVICES. From and after the CCC Time, Operator shall be in complete charge of, and have care, custody and operational control over, the Facility and shall perform, in accordance with the provisions of this Agreement (except as expressly reserved to Owner under Section 2 and subject to the limitations on Operator's authority set forth in
Section 4), all tasks necessary to operate and maintain the Facility in accordance with this Agreement, including (without limitation) the following:
 (i) perform, or cause to be performed on behalf of Owner, all operation and maintenance of the Facility whatsoever; (ii) except as otherwise provided herein, supply, or cause to be supplied, all goods and materials, including spare parts, required to operate and maintain the Facility following Mechanical Completion thereof; (iii) maintain, control and store the Facility's inventory; (iv) perform inspections, preventive maintenance, predictive maintenance, and corrective maintenance; and (v) complete teardowns and major overhauls of Major Equipment. In addition, Operator will promptly notify Customer (as that term is defined in the Tolling Agreement) once the MDS Facility is ready to receive Feedstock and has achieved a Recovery Rate of at least seventy-two percent (72%).

          3.1.3 USED OR REFURBISHED EQUIPMENT. Operator may procure used and/or refurbished equipment and/or parts when appropriate, provided that there is no Event of Default then continuing under the Note Purchase Agreement and provided that Operator has funding readily available for such purpose.

          3.1.4 SUBCONTRACTS. Operator may enter into subcontracts for certain of the Services, provided that there is no Event of Default then continuing under the Note Purchase Agreement and provided that Operator has funding readily available for such purpose. Any subcontracting of the Services pursuant to this Section 3.1.4 shall not relieve Operator of any of its duties, liabilities or obligations hereunder, in respect of the Services or otherwise.

          3.1.5 GENERAL. Operator shall obtain all licenses and permits required to allow Operator to do business or perform the Services in the jurisdictions where such Services are to be performed. Operator shall not permit or suffer any liens or encumbrances on the Facility arising from the performance of the Services. Operator shall use all reasonable and practical efforts to optimize the useful life of the Facility, Facility downtime and Reimbursable Costs.

          SECTION 3.2 STANDARDS FOR PERFORMANCE OF THE SERVICES. Operator shall perform the Services in all material respects in accordance with (i) all applicable Laws, licenses, permits, approvals and standards, (ii) the Facility Agreements, (iii) Prudent Operating and Maintenance Practices, and
(iv) the terms of this Agreement, and notwithstanding the foregoing, shall operate the MDS Facility in order to achieve and maintain a Recovery Rate of at least seventy-two percent (72%).

          SECTION 3.3    PERSONNEL STANDARDS.

          3.3.1 PERSONNEL. Operator shall provide and make available as necessary all such labor and professional, supervisory and managerial personnel as are required to perform the Services. Such personnel shall be qualified (including obtaining appropriate licenses) and experienced in the duties to which they are assigned and shall meet the requirements for Facility personnel in accordance with Prudent Operating and Maintenance Practices. With respect to retention of personnel and related policies, Operator shall comply with all applicable federal and state labor and employment laws and shall exercise control over labor relations in a reasonable manner consistent with the intent and purpose of this Agreement. From and after the CCC Time, Operator shall retain sole authority, control and responsibility with respect to labor matters in connection with the performance of the Services. Notwithstanding the foregoing, Operator acknowledges and agrees that it does not have the authority to enter into any contracts or collective bargaining agreements with respect to labor matters that purport to bind or otherwise obligate Owner.

          3.3.2 TRAINING PROGRAM. Operator shall offer such training and education programs for personnel engaged in providing the Services as would be required by Prudent Operating and Maintenance Practices.

          3.3.3 CONSULTANTS. The estimated hourly rates of compensation for individual consultants who are not employees of Operator or its Affiliates shall also be included in the Annual Budget. All such subcontracts shall require substantially similar employment standards as those set forth in this Agreement as are applicable to the employees of Operator or its Affiliates.

          SECTION 3.4 BILLING AND PAYMENT OF INVOICES. Operator shall prepare and send bills to ACS in the name and on behalf of Owner in accordance with the terms therefor in the Tolling Agreement and shall verify payments of amounts due. Operator shall pay all charges payable under any applicable Facility Agreement (other than the Note Purchase Agreement).

          SECTION 3.5 FACILITY AGREEMENTS. Operator will administer the Facility Agreements and shall have day-to-day operational responsibility with respect to such Agreements, and provided that there is no Event of Default then continuing under the Note Purchase Agreement, Operator shall have the right to exercise all rights of Owner under the Facility Agreements. In connection with the foregoing, but subject to the conditions and covenants of the Note Purchase Agreement (and the other Financing Documents referred to therein), the parties understand that Operator shall have the right to make decisions as to the use and disposition of any contingency fund built into the budget for construction of the Facility, and the parties further understand that Operator shall exercise such right through a committee of senior management personnel of Operator. Operator hereby agrees that while performing any Services, it shall abide by the requirements of the Facility Agreements and shall otherwise cause Owner to be in compliance with all other terms contained in the Facility Agreements, including, without limitation, the furnishing of required information under the Note Purchase Agreement and the monitoring of or compliance by Owner with all covenants, restrictions and conditions of the Facility Agreements. This Section 3.5 shall not be deemed to make Operator a party to the Facility Agreements or, except to the extent expressly hereinbefore provided, to impose any obligations on Operator in its capacity as operator hereunder.

          SECTION 3.6 APPROVALS AND PERMITS. Operator shall review all Laws containing or establishing compliance requirements in connection with the operation and maintenance of the Facility and shall secure on behalf of Owner, and shall cause Owner to be in compliance with, all necessary permits, licenses and approvals (and renewals of the same), including those relating to operation of the Facility, water and sewer use, chemical and other waste (including Hazardous Materials), storage and disposal, and emissions testing and safety. Operator shall also initiate and maintain precautions and procedures necessary to comply with applicable provisions of all such Laws or other requirements, including those related to prevention of injury to persons or damage to property at the Facility.

          SECTION 3.7 OPERATING DATA AND RECORDS. Operator shall prepare and maintain operating logs, records and reports documenting the operation and maintenance of the Facility. Such operating data shall include meter and gauge readings with respect to both the Feedstock supplied to the Facility and the sugar extract, betaine and raffinate processed at the Facility, maintenance records and records of the water, steam and electricity used by the Facility. Operator shall also prepare reports and data which are related to the maintenance of Hazardous Materials on-site at the Facility in a manner complying with applicable Law, and shall maintain current revisions of the drawings, specifications, lists, clarifications and other materials provided to Operator by Owner or Contractor. Copies of all such reports that may be submitted to any Government Agency by Operator shall be furnished to Owner. Without limiting the foregoing, Operator shall monitor the Recovery Rate of the MDS Facility and promptly notify owner, Lender and Lender's technical advisor if the Recovery Rate for any period of four (4) consecutive weeks falls below eighty-five percent (85%), and if requested by Owner or Lender, shall supply such Person with information relating to the operations of the MDS Facility.

          SECTION 3.8 NO LIENS OR ENCUMBRANCES. Operator shall keep and maintain the Facility free and clear of all liens and encumbrances, other than liens permitted under the Note Purchase Agreement, resulting from any act of Operator under Section 4.1.3.

          SECTION 3.9 NO ACTION. Operator shall not take any action that would give rise to any claim by Contractor against Owner or Operator.

          SECTION 3.10 EMERGENCY ACTION. In the event of an emergency affecting the safety or protection of Persons or endangering the Facility or property located at the Facility, Operator shall promptly notify Owner of such emergency.

          SECTION 3.11   ACCESS.

          3.11.1 OWNER. Owner, Lender and their respective agents and representatives shall have access at all reasonable times to the Facility, all Facility operations and any documents, materials and records and accounts relating thereto for purposes of inspection and review, PROVIDED, HOWEVER, that any access or inspection shall be subject to confidentiality limitations contained in the Note Purchase Agreement to which the Person being granted access is a party. Upon the reasonable request of Owner or Owner's agents and representatives, Operator shall make available to such Persons and provide them with access to any operating data and all operating logs.

          3.11.2 COOPERATION. During any such inspection or review of the Facility, Owner, Lender and their respective agents and representatives shall comply with all of Operator's safety and security procedures, and Owner, Lender and their respective agents and representatives shall conduct such inspection and reviews in such a manner as to cause minimum interference with Operator's activities. Operator also shall cooperate with Owner in allowing other visitors access to the Facility under conditions that are mutually agreeable to the Parties.

          SECTION 3.12 RELATIONSHIP BETWEEN OWNER AND OPERATOR. Operator shall at all times be deemed an independent contractor and neither it nor any of its employees or the employees of any of its subcontractors shall be considered an agent, servant or employee of Owner. As between Owner and Operator, nothing in this Agreement shall be deemed to constitute any such party a partner, joint venturer, agent or legal representative of any other such party or to create a fiduciary relationship between or among such parties. Operator shall be solely responsible for all matters relating to the payment of employees, including compliance with social security, withholding and all regulations governing such matters. Operator shall be responsible for its own actions and those of its subordinates, employees, agents, subcontractors and consultants during the term of this Agreement.

                                 SECTION 4

                    LIMITATIONS ON AUTHORITY OF OPERATOR

          SECTION 4.1 GENERAL LIMITATIONS. Notwithstanding any provision in this Agreement to the contrary, unless previously expressly approved in the applicable Annual Operating Plan or Annual Budget or otherwise expressly approved in writing by Owner, which approval shall not be unreasonably withheld, Operator shall not (and shall not permit any of its agents or representatives to):

          4.1.1 DISPOSITION OF ASSETS. Sell, lease, pledge, mortgage, convey, or make any license, exchange or other transfer or disposition of any property or assets of Owner, including any property or assets acquired by Operator hereunder the cost of which is a Reimbursable Cost, provided that Operator may grant purchase money security interests in connection with the property or assets acquired by Operator pursuant to Section 4.1.3, subject only to those limits included in the Note Purchase Agreement and the other Facility Agreements;

          4.1.2 CONTRACT. Subject to Section 4.2, make, enter into, execute, amend, modify or supplement any contract or agreement (including any Facility Agreement) on behalf of or in the name of Owner, unless in the opinion of the Owner such contract or agreement will not significantly impair the value or utility of the Facility or the Facility Agreements;

          4.1.3 EXPENDITURES. Make or commit to make (or consent or agree to make or commit to make) any recoverable expenditure or acquire (or consent or agree to acquire) on a recoverable cost basis any equipment, materials, assets or other items, except in substantial conformity with the Annual Budget, Prudent Operating and Maintenance Practices, or to the extent that (i) ACS agrees to an adjustment in the tolling fee paid under the Tolling Agreement in an amount necessary to cover the costs of such expenditure as they became due (including any financing costs related thereto), or ACS obtains funding for such expenditure from some other source,
(ii) such expenditure does not in any way impair the value of the Facility, its useful life or performance, or Owner's ability to perform its obligations under any Facility Agreement in accordance with its respective terms and
(iii) such expenditure does not cause an Event of Default under the Note Purchase Agreement;

          4.1.4 OTHER ACTIONS. Take or agree to take any other action that materially varies with the applicable Annual Operating Plan or Annual Budget;

          4.1.5     LAWSUITS AND SETTLEMENTS.   Settle, compromise, assign,
pledge, transfer, release or consent to the compromise, assignment, pledge, transfer or release of, any claim, suit, debt, demand or judgment against or due by, Owner or Operator, the cost of which, in the case of Operator, would be a Reimbursable Cost hereunder, or submit any such claim, dispute or controversy to arbitration or judicial process, or stipulate in respect thereof to a judgment, or consent to do the same; or

          4.1.6 TRANSACTIONS ON BEHALF OF OTHERS, ETC. Engage in any other transaction on behalf of Owner or any other Person not permitted under this Agreement.

          SECTION 4.2 EXECUTION OF DOCUMENTS. Any agreement, contract, notice or other document that is expressly permitted hereunder (or with written approval of Owner) to be executed by Operator shall, at Operator's option, be executed in Operator's name or in Owner's name, and shall be executed by any individual representative of Operator who is authorized and empowered by Operator to execute such documents.

                                 SECTION 5

                      PROCEDURES, PLANS AND REPORTING

          SECTION 5.1 PLANT MANAGER. No later than the commencement of construction under the Construction Contract (or such other date as the parties may mutually agree), Operator shall appoint an individual ("PLANT MANAGER"), subject to approval of Owner, who will direct and manage Operator's resources and who will have full responsibility for all Facility operations and administration, as set forth in Section 3.

          SECTION 5.2    ANNUAL OPERATING PLAN AND BUDGET.

          5.2.1 BUDGET FOR PREOPERATIONAL PHASE-IN SERVICES. Not later than _______________, 199_ (or such other date as the parties may mutually agree), Operator shall prepare and submit to Owner a proposed budget for the Preoperational Phase-In Services. Such budget shall include an itemized estimate of all Reimbursable Costs. Owner shall promptly review Operator's proposed budget for Preoperational Phase-In Services and may, by written request, seek changes, additions, deletions and modifications to such budget. Owner and Operator will use their best efforts to agree upon such budget, which shall be approved in writing by both Parties. Operator will use its best efforts to keep down Reimbursable Costs for the Preoperational Phase-In Services to the levels established in the agreed-upon budget therefor.

          5.2.2 ADOPTION OF ANNUAL BUDGET AND ANNUAL OPERATING PLAN. At least 3 months prior to the anticipated CCC Time, and 60 days prior to the beginning of each Operating Year thereafter, Operator shall prepare and submit to Owner a proposed annual budget for such year, established on a monthly basis, which shall include a separate operating budget and capital budget and shall set forth anticipated operations, repairs and capital improvements (including Major Maintenance), routine maintenance and overhaul schedules, procurement (including equipment acquisitions and spare parts and consumable inventories indicating a breakdown of capital items and expense items), staffing, personnel and labor activities (including unit rates for labor and holidays to be observed), administrative activities, data regarding other work proposed to be undertaken by Operator and regarding expected environmental performance, together with an itemized estimate, in detail reasonably acceptable to Owner, of all Reimbursable Costs to be incurred in connection therewith (the "ANNUAL BUDGET"). Such Annual Budget shall be accompanied by an annual operating plan setting forth the underlying assumptions and implementation plans in connection with the Annual Budget ("ANNUAL OPERATING PLAN"); provided that the Annual Operating Plan with respect to the MDS Facility will provide that the MDS Facility operate at all times at a Recovery Rate of not less than seventy-two percent (72%). Owner shall promptly review Operator's proposed Annual Budget and Annual Operating Plan and shall either approve them or may, by written request, require changes, additions, deletions and modifications. Owner and Operator will use their best efforts to agree upon a final Annual Budget and Annual Operating Plan by 30 days prior to such Operating Year. Owner's approval of the Annual Budget and Annual Operating Plan shall not be unreasonably withheld. Such final Annual Budget and Annual Operating Plan shall remain in effect throughout the applicable Operating Year, subject to such other updating, revision and amendment as may be proposed by either Party and consented to in writing by the other Party.

          Any actions proposed under the Annual Operating Plan shall be consistent with Operator's obligations set forth herein. Operator shall notify Owner as soon as reasonably possible of any material deviations or discrepancies from the projections contained in the Annual Operating Plan.

          If an event of Force Majeure occurs which results in increased costs to Operator, Operator shall be entitled to an adjustment in the Annual Budget reflecting the reasonable value of any such increased costs from such event. In the case of an event of Force Majeure which results in decreased costs to Operator, Owner shall be entitled to an adjustment in the Annual Budget reflecting the reasonable value of any such decreased costs from such event.

          5.2.3 ANNUAL REPORTS. As soon as available, and in any event within 90 days after the end of each Operating Year, Operator shall submit to Owner an annual report certified by the Chief Financial Officer of Operator describing all of the Facility operations for such Operating Year and presenting a comparison of such Facility operations with the budget set forth in the Annual Operating Plan and Annual Budget for such Operating Year and with those obtained for the preceding Operating Year, if any. Within 30 days after the submission of each annual report, the Plant Manager shall meet with Owner to review and discuss the report and to report upon any other aspects of the Facility operations that Owner may request.

          5.2.4 LITIGATION; PERMIT LAPSES. Upon obtaining knowledge thereof, Operator shall submit prompt written notice to Owner of: (i) any litigation, claims, disputes or actions, threatened or filed, concerning the Facility or the Services to be performed hereunder; (ii) any refusal or threatened refusal to grant, renew or extend or any action pending or threatened that might affect the granting, renewal or extension of any license, permit, approval, authorization or consent; (iii) any dispute with any Government Agency; (iv), all penalties or notices of violation issued by any Government Agency; and (v) any breach or contravention of any applicable Law, permit, license or approval; which in each case might have a material adverse effect on the operation or maintenance of the Facility.

          5.2.5 OTHER INFORMATION. Operator shall promptly submit to Owner any material information concerning new or significant aspects of the Facility operations and, upon

Owner's reasonable request, shall promptly submit any other information concerning the Facility or its Services. Such information may include any information and certifications reasonably required by any Lender.

          5.2.6 RECORDS RETENTION. Operator shall retain and preserve all records, reports, documents and data, including all data retrievable from an electronic data storage source, created in connection with the operation and maintenance of the Facility in accordance with its normal document retention policy.

                                 SECTION 6

                          COMPENSATION AND PAYMENT

          SECTION 6.1 COMPENSATION. As compensation to Operator for the performance of the Services, Owner shall pay Operator, in the manner and at the times specified in this Section 6, all Reimbursable Costs all as further described herein to the extent Owner has recovered all amounts due under the Tolling Agreement.

          SECTION 6.2 REIMBURSABLE COSTS. Owner shall reimburse Operator for certain reasonable costs ("REIMBURSABLE COSTS") incurred in the performance of the Services and in accordance with Operator's established policies, practices and rates then in effect for allocating such costs to other unrelated parties. Such Reimbursable Costs shall include:

          6.2.1     PAYROLL AND RELATED PERSONNEL COSTS.

          (a) Payroll costs and related expenses incurred by Operator for home office employees in accordance with its established personnel policies (including all salaries and wages of personnel engaged in and directly related to the performance of the Services hereunder) and Operator's then current established rate for payroll additives; and

          (b) Payroll costs and related expenses incurred by Operator for employees assigned to the Facility site in accordance with its established personnel policies (including all salaries and wages of personnel involved directly in the performance of the Services hereunder) and Operator's then current established rate for payroll additives.

          6.2.2 OUT-OF-POCKET COSTS AND RATES. All out-of-pocket costs and rates incurred in the performance of the Services, regardless of whether the Services are rendered at the Facility Site or at Operator's home office, but which costs and rates are not included as part of the payroll costs and expenses described above.

          6.2.3 MANNER AND TIMES OF PAYMENT OF REIMBURSABLE COSTS. Not later than the beginning of each Operating Year, Operator will prepare and deliver to Owner a budget indicating the projected Reimbursable Costs for such Operating Year. Operator will also, on a quarterly basis, review and (if requested by Owner) prepare and deliver to Owner a revised budget for the remainder of the Operating Year, indicating the projected Reimbursable Costs for the remainder of the Operating Year. On a monthly basis, Operator will submit to Owner an invoice for the Reimbursable Costs paid or incurred by Operator during the preceding month. Owner shall pay to Operator the amount set forth on each monthly invoice on the Payment Date (as that term is defined in the Tolling Agreement) occurring not less than 30 days after receipt of the invoice.

          6.2.4 ADJUSTMENTS AND CONDITIONS. Notwithstanding the payment of any amount pursuant to the foregoing provisions, no payment made pursuant to the foregoing provisions shall be considered as approval or acceptance of the Services performed hereunder and Owner shall remain entitled to conduct a subsequent audit and review of all Reimbursable Costs incurred by Operator and paid by Owner hereunder for a period of [3] years from and after the close of the Operating Year in which such Reimbursable Costs were incurred. If, pursuant to such audit and review, it is determined that any amount previously paid by Owner did not constitute a due and payable item of Reimbursable Costs, Owner may recover such amount from Operator or deduct or cause to be deducted such amount from any payment that thereafter may become due to Operator.

                                 SECTION 7

                                    TERM

          SECTION 7.1 TERM. The term of this Agreement shall commence on the Effective Date and continue for a period equal to the longer of (i) 12 years, and (ii) the term of the Tolling Agreement (including any extensions thereto). Notwithstanding the foregoing, this Agreement is subject to earlier termination pursuant to Sections 7.2 and 7.3.

          SECTION 7.2 TERMINATION BY OWNER. Owner shall be permitted to terminate this Agreement if any of the following events occur: (i) a voluntary Winding-Up of Operator; (ii) an Event of Default has occurred under the Note Purchase Agreement; or (iii) the Tolling Agreement terminates. Promptly after the date of termination, Operator shall be paid for the Services rendered by Operator through such termination date, including all fees earned through the date of termination but not paid through such date. Except as expressly provided in this Section 7.2, Owner shall not be liable for any costs incident to termination in the case of any termination under the foregoing clauses.

          SECTION 7.3 TERMINATION BY OPERATOR. Operator shall be permitted to terminate this Agreement if any of the following events occur:
(i) a payment default by Owner that is not cured within 180 days after the date on which such payment is due provided Owner has received written notice of such default and has received payment in full from ACS of all tolling fees due and owing under the Tolling Agreement; (ii) a Winding-Up of Owner; (iii) a material default by Owner of any other obligation under this Agreement after written notice by Operator, provided Owner shall have up to 180 days to cure such other default or make substantial progress (in the reasonable opinion of Operator) towards cure if the default is capable of being cured; or (iv) the

Tolling Agreement terminates. Operator shall provide Owner with written notice of its intent to terminate the Agreement pursuant to Sections 7.3(ii),
(iii) or (iv) no later than 120 days prior to the date of termination.

          SECTION 7.4 FACILITY CONDITION AT END OF TERM. Upon expiration or termination of this Agreement, Operator shall remove its personnel from the Facility. Operator shall leave the Facility in as good condition as at Owner Acceptance, normal wear and tear excepted, and with the equivalent supply of spare parts and any other operating items (other than items for which Owner is responsible) as were provided by Owner to Operator at the CCC Time, or such modified supply thereof as has been approved by Owner (and shall be reimbursed for all Reimbursable Costs incurred in connection therewith). All special tools, improvements, inventory of supplies, spare parts, safety equipment (in each case as provided to or obtained by or provided by Operator during the term of this Agreement) and any other items furnished on a Reimbursable Cost basis under this Agreement will be left at the Facility and will become or remain the property of Owner without additional charge. Owner shall also have the right, in its sole discretion, to directly assume and become liable for any contracts or obligations that Operator may have undertaken with third parties in connection with the Services. Operator shall execute all documents and take all other reasonable steps requested by Owner that may be required to assign to and vest in Owner all rights, benefits, interests and title in connection with such contracts or obligations; PROVIDED, HOWEVER, that Owner shall indemnify and hold harmless Operator for all liabilities arising out of events and obligations thereunder arising after the date of any such assumption.

                                 SECTION 8

                                 INSURANCE

          SECTION 8.1 GENERAL. The provisions of this Section 8 do not modify or change or abrogate any responsibility of Operator stated elsewhere in this Agreement or any other Facility Agreement. Owner assumes no responsibility for the solvency of any insurer or the failure of any insurer to settle any claim. A summary of certain provisions of Operator's and Owner's policies are set forth below.

          SECTION 8.2 OPERATOR INSURANCE. Operator shall obtain and maintain as a Reimbursable Cost hereunder (including any applicable deductibles (subject to Section 8.6), any net premiums after dividends and/or retrospective premiums and any losses in excess of insurance coverage) the insurance set forth with respect to the Operator set forth in Schedule VI to the Note Purchase Agreement.

          SECTION 8.3 CERTIFICATES; PROOF OF LOSS. On or before the required date for the insurance to be provided hereunder, Operator shall furnish certificates of insurance to the Owner evidencing the insurance required hereunder. The Party maintaining each insurance policy hereunder shall make proofs of loss under each such policy and shall take all other action reasonably required to ensure collection from insurers for any loss under any such policy.

Operator shall provide Owner with copies of the insurance policies obtained by it promptly upon receipt thereof.

          SECTION 8.4 DEDUCTIBLES. Except as provided herein, Owner shall be liable for the payment of all deductibles on insurance policies obtained pursuant to Section 8.2. In the event of a claim under a policy described in
Section 8.2 that is attributable to Operator's (including its employees' or agents') negligence or willful misconduct, Operator shall be liable for the payment of such deductible. In the event that a claim under a policy of comprehensive general liability insurance covering personal injury or property damage to third parties is attributable to the negligence or willful misconduct of Owner and Operator, to the extent Operator would otherwise be liable for the payment of deductible hereunder, Owner and Operator shall be responsible for that portion of the deductible that would be assigned to it under a comparative negligence standard.

                                 SECTION 9

                             INDEMNIFICATION

          SECTION 9.1    BY OPERATOR.

          9.1.1 GENERAL INDEMNITY. Subject to the provisions of Section 10, Operator shall indemnify, defend and hold harmless the Owner Indemnified Parties from and against any and all suits, actions, liabilities, legal proceedings, claims, demands, losses, costs and expenses of whatsoever kind or character, including reasonable attorneys' fees and expenses, for injury or death of persons or physical loss of or damage to property of Persons arising from Operator's (including its employees' or agents') negligence or willful misconduct in connection with performance of the Services or any other matter related to its obligations hereunder.

          9.1.2 INDEMNITY FOR VIOLATION OF LAW. Operator shall also indemnify, defend and hold harmless the Owner Indemnified Parties from and against any and all regulatory penalties or fines (other than Environmental Claims which shall be governed by Section 10), and reasonable expenses (including attorneys' fees and expenses) arising from Operator's violation of any Law, license, permit, or government approval.

          9.1.3 INDEMNITY FOR PATENT INFRINGEMENT. If any of the Services would infringe upon any patent, trademark or copyright or would involve the unauthorized use of a third Person's trade secrets, Operator agrees to render consultation, assistance and modifications to the Services as necessary to avoid such infringement or unauthorized use. If any Owner Indemnified Party is charged with infringement or unauthorized use by reason of the Services or of the operation or sale of the Facility, Operator agrees to fully defend and indemnify that Owner Indemnified Party from any and all suits, actions, legal proceedings, claims, demands, losses, costs and expenses and shall settle such claim, action, proceeding or suit (at Operator's expense) without impairing the operation of the Facility.

          9.1.4 COSTS. It is understood and agreed by the Parties that any costs or expenses incurred by Operator pursuant to its indemnity obligations under this Section 9.1 shall not constitute Reimbursable Costs.

          SECTION 9.2    BY OWNER.

          9.2.1 GENERAL INDEMNITY. Subject to the provisions of Section 10, Owner shall indemnify, defend and hold harmless the Operator Indemnified Parties from and against any and all suits, actions, liabilities, legal proceedings, claims, demands, losses, costs and expenses of whatsoever kind or character, including reasonable attorneys' fees and expenses, for injury or death of persons or physical loss of or damage to property of Persons and entities other than Operator arising from Owner's (including its employees or agents) negligence or willful misconduct in connection with the performance of its obligations hereunder.

          9.2.2 INDEMNITY FOR VIOLATION OF LAW. Owner shall also indemnify, defend and hold harmless the Operator Indemnified Parties from and against any and all regulatory penalties or fines (other than any Environmental Claims which shall be governed by Section 10), and reasonable expenses (including attorneys' fees and expenses) arising from Owner's violation (other than through any breach of Section 9.1.2) of any Law, license, permit, or government approval.

          SECTION 9.3 COOPERATION REGARDING CLAIMS. If any Party hereto (each an "INDEMNIFIED PARTY") shall receive notice or have knowledge of any claim that may result in a claim for indemnification by such Indemnified Party against a Party pursuant to Section 9 or 10, such Indemnified Party shall, as promptly as possible, give the indemnifying Party notice of such claim, including a reasonably detailed description of the facts and circumstances relating to such claim, and a complete copy of all notices, pleadings and other papers related thereto, and in reasonable detail the basis for its potential claim for indemnification with respect thereto; PROVIDED that failure promptly to give such notice or to provide such information and documents shall not relieve the indemnifying Party from the obligation hereunder to respond to or to defend the Indemnified Party failing to give such notice against such claim. The Party against whom indemnification is claimed shall, upon its acknowledgment in writing of its obligation to indemnify the Indemnified Party seeking indemnification and for Owner, subject to the rights of Lender, be entitled to assume the defense or to represent the interests of the Indemnified Party seeking indemnification in respect of such claim, which shall include the right to select and direct legal counsel and other consultants, appear in proceedings on behalf of such Indemnified Party and to propose, accept or reject offers of settlement, all at its sole cost.

                                  SECTION 10

                          LIABILITIES OF THE PARTIES

          SECTION 10.1 LIMITATIONS OF LIABILITY. Notwithstanding any provision herein to the contrary, neither Party nor any of their respective partners, officers, directors, agents, subcontractors, vendors or employees shall be liable hereunder for consequential or indirect loss or damage, loss of profit and anticipated revenues, cost of capital, loss of goodwill, increased operating costs or any other special or incidental damages. The Parties further agree that the waivers and disclaimers of liability, indemnities, releases from liability, and limitations on liability expressed herein shall survive termination or expiration of this Agreement, and shall apply at all times, whether in contract, equity, tort or otherwise, regardless of the fault, negligence (in whole or in part), strict liability, breach of contract or breach of warranty of the Party indemnified, released or whose liabilities are limited, and shall extend to the partners, shareholders, principals, directors, officers and employees, agents and related or affiliated entities of such Party, and their partners, shareholders, principals, directors, officers and employees.

          SECTION 10.2   ENVIRONMENTAL LIABILITY.

          10.2.1 DURING TERM OF AGREEMENT. Operator shall be solely responsible for all Environmental Claims directly or indirectly related to or arising out of the actual or alleged existence, generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of Hazardous Materials at the Facility (or any part thereof) and/or adjacent areas during the term of this Agreement. Operator shall defend, indemnify and hold Owner harmless against all such Environmental Claims.

          10.2.2 AFTER TERMINATION OF AGREEMENT. Owner shall be solely responsible for all Environmental Claims directly or indirectly related to or arising out of the actual or alleged existence, generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of Hazardous Materials at the MDS Facility and/or adjacent areas arising after termination of this Agreement. Owner shall defend, indemnify and hold Operator harmless against all such Environmental Claims.

          SECTION 10.3 LIMITATION OF OWNER'S LIABILITY. Notwithstanding anything to the contrary herein, it is specifically understood and agreed that there shall be absolutely no personal liability or recourse for the payment of any amounts due hereunder, or the performance of any obligations hereunder against any employee, partner, shareholder, officer or director, whether past, present or future, of Owner, any direct or indirect parent corporation or any Affiliate thereof, and Operator shall look solely to Owner and its assets for the satisfaction of each and every remedy of Operator in the event of any breach by Owner; PROVIDED, HOWEVER that nothing herein shall relieve any of the foregoing Persons from liability for such Person's willful misconduct or gross negligence.

          SECTION 10.4   LIMITATION OF OPERATOR'S LIABILITY.  Subject to
Section 10.2.2, Operator's liability hereunder shall be limited as follows:
Unless an independent technical engineer, selected in Owner's sole discretion with the consent of the Lenders has determined that any loss or damage to the Facility or failure of the Facility to process Feedstock has resulted directly from mechanical or technical failure, Operator shall be deemed, for purposes of this Agreement and each other Facility Agreement, to have caused any such loss or damage to, or failure of, the Facility, or any property in its care or custody. Notwithstanding the immediately preceding sentence, the amount in Dollars of Operator's liability for any loss of or damage to the Facility, or any other property in the care, custody or control of Operator (including loss or damage to spare parts and materials) shall be limited to the proceeds of the insurance described in Section 8 unless such loss or damage arises through the gross negligence or willful misconduct of the Operator, its employees or its agents.

                                  SECTION 11

                            TITLE, DOCUMENTS AND DATA

          SECTION 11.1 MATERIALS AND EQUIPMENT. Title to all materials, equipment, supplies, consumables, spare parts and other items purchased or obtained by Operator on a Reimbursable Cost basis hereunder shall pass immediately to and vest in Owner upon the passage of title from the vendor or supplier thereof; PROVIDED, HOWEVER, that such transfer of title shall in no way affect any of Operator's other obligations set forth herein.

          SECTION 11.2 PROPRIETARY INFORMATION. Where materials or documents prepared or developed by Operator or its employees, representatives or contractors contain proprietary or technical information, systems, techniques, or know-how previously known to Operator or its contractors or previously acquired by Operator or its contractors from third parties, Operator or its contractors shall have the unrestricted right to use or dispose of such information, systems, techniques, or know-how as they see fit; PROVIDED, HOWEVER, that Owner shall have the right to utilize the same to the extent that it relates to the Facility without cost to Owner. All such materials and documents, together with any materials and documents furnished to Operator or to its contractors by Owner, shall be delivered to Owner upon expiration or termination of this Agreement and before final payment is made to Operator; PROVIDED that Operator may retain and use copies of all such materials and documents prepared by Operator.

          SECTION 11.3 REVIEW BY OWNER. In addition, all such materials and documents shall be available for review by Owner at all reasonable times during development and promptly upon completion.

                                  SECTION 12

                        REPRESENTATIONS AND WARRANTIES

          SECTION 12.1 OPERATOR REPRESENTATIONS AND WARRANTIES. Operator represents and warrants to Owner that:

          12.1.1 OPERATOR QUALIFIED AND EXPERIENCED. Operator is fully experienced and properly licensed, equipped, and in all ways competent and qualified to perform all aspects of the Services in accordance with the terms set forth herein.

          12.1.2 COMPLIANCE WITH FACILITY AGREEMENT. Operator will not take any action that would cause a default under any Facility Agreement.

          12.1.3 INCORPORATION AND GOOD STANDING. Operator is a cooperative corporation duly incorporated, validly existing and in good standing under the laws of Minnesota.

          12.1.4 ENFORCEABILITY. This Agreement constitutes the legal, valid and binding obligation of Operator, enforceable against Operator in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

          12.1.5 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement by Operator has been duly authorized by all requisite corporate action and will not conflict with any provisions of any Law, or any agreement or instrument to which it is a party or by which it, its property or assets may be bound or affected.

          12.1.6 LICENSES. Operator is the holder of all necessary governmental consents, approvals, licenses, permits or other authorizations required to operate or conduct its business as contemplated herein.

          12.1.7 GOVERNMENT APPROVALS. Neither the execution and delivery by Operator of this Agreement, nor the consummation by Operator of any of the transactions contemplated hereby, requires the consent or approval of, the giving of notice of to, the registration with, the recording or filing of any document with, or the taking of any other action in respect of any Government Agency, except those which have been duly obtained and are in full force and effect or not yet required, but which Operator believes will be readily obtainable in the ordinary course of business upon due application therefor.

          12.1.8 LEGAL REQUIREMENTS. Operator is aware of all the legal requirements and business practices that must be followed in performing the Services and the Services will conform with such requirements and practices and be in compliance with all Laws, necessary government approvals, permits and licenses, Prudent Operating and Maintenance Practices and manufacturer's specifications and guidelines.

          12.1.9 FINANCIAL CONDITION. Operator is financially solvent, able to pay its debts as they mature and possessed of sufficient working capital to complete its obligations under this Agreement.

          12.1.10 LITIGATION. Operator is not a party to any legal, administrative, arbitral, investigatorial or other proceeding or controversy pending, or to the best of its knowledge, threatened, that would adversely affect its ability to perform its obligations hereunder.

          12.1.11 INTELLECTUAL PROPERTY RIGHTS. Operator holds, or is expressly authorized under all patent, copyright or trademark rights, licenses, franchises and other intellectual property necessary to perform the Services for the term hereof. Operator shall pay any royalties and license fees associated with all such proprietary rights for the full term hereof.

          SECTION 12.2 OWNER REPRESENTATIONS AND WARRANTIES. Owner represents and warrants to Operator that:

          12.2.1 INCORPORATION AND GOOD STANDING. Owner is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

          12.2.2 ENFORCEABILITY. This Agreement constitutes the legal, valid and binding obligation of Owner, enforceable against Owner in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

          12.2.3 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement by Owner has been duly authorized by all requisite corporate action and will not conflict with any provisions of any Law, or any agreement or instrument to which it is a party or by which it, its property or assets may be bound or affected.

          12.2.4 LICENSES. From Owner Acceptance, Owner will hold all necessary governmental consents, licenses, permits or other authorizations required to own and operate the Facility.

          12.2.5 GOVERNMENT APPROVALS. Neither the execution and delivery by Owner of this Agreement, nor the consummation by Owner of any of the transactions contemplated hereby, requires the consent or approval of, the giving of notice of to, the registration with, the recording or filing of any document with, or the taking of any other action in respect of any Government Agency, except those which have been duly obtained and are in full force and effect or not yet required, but which Owner believes will be readily obtainable in the ordinary course of business upon due application therefor.

          12.2.6 FINANCIAL CONDITION. Owner is financially solvent, able to pay its debts as they mature and possessed of sufficient working capital to complete its obligations hereunder.

          12.2.7 LITIGATION. Owner is not a party to any legal, administrative, arbitral, investigatorial or other proceeding or controversy pending, or to the best of its knowledge, threatened, that would adversely affect its ability to perform its obligations hereunder.

                                  SECTION 13

                                FORCE MAJEURE

          SECTION 13.1 EXCUSED PERFORMANCE. Except for the obligation to make payments for the Services actually rendered hereunder, either Party shall be excused from performance and shall not be considered to be in default in respect to any obligation hereunder, if failure of performance shall be due to an event of Force Majeure. Any increased costs or other adverse economic consequences that may be incurred through the performance of such obligations of the Parties hereto shall not constitute an event of Force Majeure nor shall it relieve such Party of any of its obligations hereunder.

          SECTION 13.2 NOTICE OF FORCE MAJEURE. If either Party's ability to perform its obligations hereunder is affected by an event of Force Majeure, such Party shall promptly, upon learning of such event of Force Majeure and ascertaining that it will affect its performance hereunder, give notice to the other Party within 15 Business Days of its discovery stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect. The burden of proof shall be on the Party asserting excuse from performance due to such event of Force Majeure.

          SECTION 13.3 SCOPE. The suspension of performance shall be of no greater scope and no longer duration than that which is absolutely necessary. The excused Party shall use its reasonable best efforts to remedy its inability to perform.

          SECTION 13.4 STRIKES. Strikes and lockouts are events of Force Majeure and settlement thereof shall be wholly within the discretion of the Party whose employees are on strike or locked out.

                                  SECTION 14

                           CONFIDENTIAL INFORMATION

          SECTION 14.1 NON-DISCLOSURE. Each Party agrees to hold in confidence any information imparted to it by the other Party which pertains to Owner's or Operator's business activity in any manner, and which is not the subject of general public knowledge, including, without limitation, proprietary processes, technical information and know-how, information concerning Owner's other projects, management policies, economic policies, financial and other data and the like. This obligation shall continue to remain in full force and effect for the term hereof plus an additional 5 years thereafter. The preceding non-disclosure requirements shall not apply to:

          (i) information furnished without restriction by one Party prior to the Effective Date;

          (ii) information in the public domain; or

         (iii) information obtained by one Party from a third Person not under an obligation of non-disclosure to Owner or Operator, as the case may be.

          SECTION 14.2 DISCLOSURE TO GOVERNMENT AGENCY. Either Party may disclose any such information to the extent that such Party is required by any Government Agency to make such disclosure. In addition, Owner may disclose such information to the extent that such disclosure is required by Lender, any prospective Lender, independent engineer, any supplier to the Facility and any Person providing any type of interconnection services to the Facility.

                                  SECTION 15

                           MISCELLANEOUS PROVISIONS

          SECTION 15.1 ASSIGNMENT. This Agreement shall not be assignable by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, this Agreement may be assigned to Lender as security for Lender's financing of the Facility and, upon prior written notice to Operator: (i) to the successor of Owner, (ii) to a Person acquiring all or a controlling interest in the business assets of Owner, (iii) to a wholly-owned subsidiary of Owner, or (iv) in connection with a sale or transfer of the Facility by Lender; PROVIDED that any such assignment (except pursuant to paragraph (iv)) shall not relieve the assigning Party of any of its obligations under this Agreement; PROVIDED FURTHER that any such assignment shall be void and of no effect if purported to be made to any Person who is a direct or indirect competitor of Operator.

          SECTION 15.2 ENTIRE AGREEMENT AND AMENDMENTS. This Agreement embodies the entire agreement between the Parties relating to the subject matter hereof. The Parties shall not be bound by or liable for any documents proposed or submitted prior to the date of this Agreement and not incorporated in this Agreement (by reference or otherwise), or for any statement, representation, promise, inducement or understanding of any kind or nature relating to the Services or any other matter covered by this Agreement which is not set forth or provided for herein. This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the Parties. No changes, amendments or modifications of any of the terms or conditions of this Agreement shall be valid unless set forth in writing and signed by each of the Parties.

          SECTION 15.3 SURVIVAL. Notwithstanding any provisions herein to the contrary, the obligations set forth in Sections 6, 7, 9, 10 and 14 and the limitations on liabilities set forth in Section 10 shall survive in full force the expiration or termination of this Agreement.

          SECTION 15.4 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or such unenforceability and shall not invalidate the enforceable portions of such provision or the remaining provisions of this Agreement or affect the validity or enforceability of any such provision in any other jurisdiction. Except as otherwise provided for herein, the remedies expressly afforded hereunder to Owner and Operator, respectively, are in addition to any other remedies provided at Law or in equity.

          SECTION 15.5 WAIVER. None of the provisions of this Agreement shall be considered waived by a Party unless such waiver is in writing and signed by such Party. No Waiver shall be construed as a modification of any of the provisions of this Agreement or as a waiver of any default (present or future) hereunder or breach hereof, except as expressly stated in such waiver.

          SECTION 15.6 NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be hand-delivered or sent by certified or registered mail, return receipt requested, facsimile or commercial delivery subject to written record of receipt, to Owner or Operator, as the case may be, at their respective addresses set forth below, or to such other addresses as may be designated by notice given as herein required. All notices shall be effective upon first receipt as evidenced by written record of delivery or confirmation of transmission.

          OWNER:         c/o American Crystal Sugar Company
                         101 North 3rd Street
                         Moorhead, MN  56560-1990

                         Attention:
                         Telephone:
                         Telecopy:

          OPERATOR:      American Crystal Sugar Company
                         101 North 3rd Street
                         Moorhead, MN  56560-1990

                         Attention:
                         Telephone:
                         Telecopy:

          SECTION 15.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Minnesota, other than its conflict of laws principles.

          SECTION 15.8 FURTHER ASSURANCES. If either Party reasonably determines that any further instruments or any other acts or things are necessary or desirable to carry out the terms of this Agreement, the other Party will execute and deliver all such instruments and assurances and do all such things as the first Party reasonably deems necessary or desirable to carry out the terms of this Agreement (at the cost of the first Party).

          SECTION 15.9 SET-OFF. Owner may, but shall be under no obligation, at any time to set off any and all sums due from Owner to Operator against sums due to Owner from Operator hereunder or under any of the Facility Agreements. Operator may not at any time set off any sums payable by it to Owner under this Agreement.

          SECTION 15.10 COOPERATION IN FINANCING. Notwithstanding any provision to the contrary, Operator agrees to cooperate with Owner in the negotiation and upon Operator's approval, execution, of any reasonable amendment, modification or addition to this Agreement required by Lender, which does not result in a material adverse change in Operator's rights or obligations hereunder. Operation will cooperate with Lender and will execute and deliver all documents requested by Lender to protect its interests under any Loan Agreement.

          SECTION 15.11 NO THIRD PERSON RIGHTS. This Agreement is not for the benefit of any Person other than the Parties and Lender, and no other Person shall be deemed to be a third party beneficiary hereof or entitled to any benefits hereunder.

          SECTION 15.12 DOLLARS. All payments made to be made by either Party to the other hereunder shall be in Dollars.

          SECTION 15.13 COUNTERPARTS. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original.


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                                    - 29 -

     IN WITNESS WHEREOF, the Parties have executed this Operation and Maintenance Agreement as of the date first written above.

     OWNER:

     CRYSTECH, LLC

     By: /s/ Marcus F. Richardson
         ------------------------------------

     Name: MARCUS F. RICHARDSON
          -----------------------------------

     Title: Chairman
           ----------------------------------

     OPERATOR:

     AMERICAN CRYSTAL SUGAR COMPANY

     By: /s/ Sam S. M. Wai
         ------------------------------------

     Name: SAM S. M. WAI
          -----------------------------------

     Title: Assist. Treasurer
           ----------------------------------

                                    - 30 -